TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”), dated this 5th day of August, 2015, is entered into by and between  by and among INCEPTION MINING, INC, a Nevada corporation (hereinafter referred to as “INCEPTION”); CLAVO RICO LTD, a Turks and Caicos company (hereinafter referred to as “CLAVO RICO”), and the majority shareholders of CLAVO RICO (hereinafter referred to as the “Shareholders”).

RECITALS

WHEREAS, Inception and CLAVO RICO (collectively the “Parties”) entered into that certain Stock Exchange Agreement dated February 3, 2015;

WHEREAS, under the terms of the Stock Exchange Agreement, Inception agreed to acquire 100% of the issued and outstanding common stock of Clavo Rico in exchange for the issuance of 66,391,160 shares of the Company’s common stock to the CV Shareholders on a pro rata basis. Certain conditions were required to be met prior to the closing of the Agreement (the “Closing”), including the Company’s obligation to raise $11,000,000 in a debt or equity offering;

WHEREAS, the financing requirements of the Stock Exchange Agreement were not met; and

WHEREAS, the parties have agreed to restructure the proposed transaction in the form of an Agreement and Plan of Merger to be executed between the parties as of even date herewith, and therefore agree to terminate the Stock Exchange Agreement as allowed under Section 8.01(d) of the Stock Exchange Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and partial waivers set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Termination of Stock Exchange Agreement. Upon mutual consent, as allowed under Section 8.01(d) of the Stock Exchange Agreement, the parties agree to terminate the Stock Exchange Agreement, hereby relieving each of their respective duties and obligations owed to the other therein.

2. No Admission. Nothing in this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of either party to this Agreement.

3. Governing Law. This Agreement shall be governed and construed under the laws of the State of Nevada.

4. Modifications; Waivers. No purported amendment or modification of this Agreement shall be effective unless it is in writing and signed by all parties hereto. No claimed waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be charged.

5. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. No representations, oral or otherwise, express or implied, other than those specifically contained in this Agreement, have been made between the parties.

6. Counterparts. This Agreement may be executed in one or more subparts or counterparts, with actual, electronic or facsimile signatures, each of which shall be deemed an original, but all of which, together, shall be deemed to constitute a single document. For all purposes in this Agreement, a facsimile or electronic signature shall be deemed as acceptable as an original signature and shall be treated as such.

7.  Costs of Enforcement. If either party is required to retain legal counsel in order to enforce this Agreement, with or without the commencement of a formal legal action, such party shall be entitled to recover its attorneys’ fees and costs from the breaching party.

8. No Third-Party Beneficiaries. This Agreement is entered into by the parties for the exclusive benefit of the parties and their respective successors, assigns and affiliated persons referred to herein. Except and only to the extent provided by applicable statute, no creditor or other third party shall have any rights under this Agreement.

9. Further Acts. The parties shall promptly take such further acts and execute such other documents as shall be necessary to carry out the intent of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

INCEPTION MINING INC.:

/s/
Michael Ahlin, CEO

CLAVO RICO LTD:

/s/
Reed Benson, President and Chairman